Exhibit 10.4

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (this “Agreement”) is entered into as of May 14, 2023 (the “Execution Date”), by Rapid Fish 2 LLC, a Michigan limited liability company (“Assignor”), Rapid Fish LLC, a Michigan limited liability company (“Assignee”), and, solely for purposes of consenting and agreeing to the terms in Sections 3 and 4 hereof, ZP RE MI WOODWARD LLC, a Michigan limited liability company (“Landlord”). Assignor and Assignee are referred to collectively as the “Parties”.

Recitals

This Agreement is made based on the following facts, circumstances, and objectives, all of which are true and are incorporated into the Agreement of the Parties:

A. Assignor, as “Tenant,” and Landlord, as “Landlord,” are parties to that Licensed Cannabis Facility Absolute Net Lease Agreement effective December 1, 2022 (the “Lease”), pertaining to premises located at 23622 and 23616 Woodward Ave, Pleasant Ridge MI 48069 (“Premises”).

B. Assignor and Assignee have agreed that Assignee will assume Assignor’s rights and interests in the Lease and, subject to the terms and conditions hereof, Landlord desires to consent to the assignment and assumption of the Lease.

C. The Parties mutually desire (1) that Assignor assign all of its rights and interests in the Lease to Assignee and (2) that Landlord consent to such assignment, subject to the terms and conditions set forth in this Agreement.

Agreement of the Parties

In consideration of these mutual covenants and other valuable consideration, the receipt and adequacy of which are expressly acknowledged, the Parties agree as follows:

1.	Recitals; Defined Terms. The above stated recitals are true and correct and are incorporated herein by reference. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

2.	Assignment and Assumption.

a.	Assignment; Conditions. As of the Effective Date (defined herein), Assignor assigns, transfers, and sets over to Assignee all of Assignor’s rights, title, and interests in, under, and to (i) the Lease and (ii) the entire security deposit made by Assignor pursuant to the Lease. Assignor will deliver possession of the Premises to Assignee on the Effective Date. All references in the Lease to Tenant shall, from and after the Effective Date, refer to Assignee and Assignor shall be replaced with Assignee throughout the Lease. Notwithstanding the foregoing, this Assignment is conditional upon municipal approval and issuance by the City of Pleasant Ridge of a final cannabis business license (the “License”) to Assignee permitting Assignee to operate a retail cannabis dispensary at the Premises. The “Effective Date” of this Agreement shall be the date that (i) Assignee is granted its License; and (ii) Landlord has a received a copy of the License.

b.	Acceptance of Assignment. Assignee accepts the foregoing assignment and agrees to perform all of the terms and conditions of the Lease to be performed on the part of Assignor and assumes all of the liabilities and obligations of Assignor under the Lease, as amended by this Agreement, arising or accruing on or after the Effective Date, including, without limitation, liability for the payment of rent and for the due performance of all the terms, covenants, and conditions of the tenant pursuant to the Lease as amended by this Agreement. Assignee agrees to indemnify and hold Assignor harmless from any obligation that may arise under or on account of the Lease from and after the Effective Date.

3.	Consent to Assignment. As of the Effective Date, Landlord (a) consents to the foregoing assignment and (b) agrees to recognize Assignee as the tenant under the Lease. Notwithstanding the foregoing, Landlord’s consent to the assignment and assumption of the Lease is conditioned upon (x) the final License issuance described in Section 2(a); (y) Landlord’s receipt of a fully executed Reaffirmation of Guaranty from the Guarantors of the Lease, in a form and substance acceptable to Landlord, together with supporting documentation as reasonably required by Landlord; and (z) Landlord’s receipt of a fully executed Agreement.

4.	Representation regarding Lease and Indemnity. Landlord and Assignor acknowledge the Lease is in full force and effect and the rental obligation of Assignor, as Tenant, is current as of the last rental due date. In consideration of Landlord’s consent to the assignment and willingness to execute this Agreement, Assignor agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from all Indemnified Claims arising from or related to the assignment of the Lease from Assignor to Assignee, but except as otherwise stated in the Lease shall not otherwise be liable, as Tenant, for obligations under the Lease from and after the Effective Date. The foregoing indemnity survives any termination of this Agreement.

5.	Miscellaneous.

a.	Party Representations. Each Party represents and warrants to the other that it has full power and authority to execute and fully perform its obligations under this Agreement (and Assignee further represents and warrants that it has full power and authority to fully perform its obligations under the Lease) pursuant to its governing instruments, without the need for any further action, and that the person(s) executing this Agreement on behalf of such party are duly designated agents and are authorized to do so. Each Party represents and warrants that by entering into this Agreement, such Party will not be in breach or default of any other agreement, oral or written, to which such Party is a party.

b.	Entire Agreement. This Agreement constitutes the entire agreement on the subject matter. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is or may be sought.

c.	Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

d.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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The Parties have executed this Agreement as of the Execution Date, to be effective as of the Effective Date.

LANDLORD:

ZP RE MI WOODWARD LLC,
a Michigan limited liability company

By:
Name:	Bryan McLaren
Title:	Authorized Person

ASSIGNOR:

Rapid Fish 2 LLC, a Michigan limited liability company

By:
Name:	Thomas Nafso
Title:	Manager

ASSIGNEE:

Rapid Fish LLC, a Michigan limited liability company

By:
Name:	Thomas Nafso
Title:	Manager

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